Exhibit 99.1

 News Release

FOR IMMEDIATE RELEASE
Contact:	At Dresner Corporate Services
Robert L. Johnson, Chairman & CEO Curt Kollar, CFO	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@charterbank.net

CHARTER FINANCIAL CORPORATION
ANNOUNCES PLAN TO SELL ADDITIONAL STOCK
AND CONVERT TO FULLY PUBLIC COMPANY

West Point, Georgia, November 27, 2012 — Charter Financial Corporation (the “Company”) (NasdaqCM: CHFN), the parent company for CharterBank (the “Bank”), announced today that its Board of Directors, together with the Boards of Directors of First Charter, MHC (the “MHC”) and the Bank, have unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”).

Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company in a “second-step” stock offering.  Simultaneously, the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company.

As part of the conversion and reorganization, the Bank will become a wholly owned subsidiary of a new holding company, which also will be named Charter Financial Corporation.  Shares of common stock of the Company held by persons other than the MHC (whose shares will be canceled) will be converted into shares of common stock of the new holding company pursuant to an exchange ratio intended to preserve the percentage ownership interests of such persons.  In the stock offering, depositors of the Bank with qualifying deposits as of September 30, 2011 will have first priority to purchase the shares of common stock.

The transactions contemplated by the Plan of Conversion are subject to approval by the Company’s stockholders (including approval by a majority of the shares held by persons other than the MHC), the voting members of the MHC (depositors and certain borrowers of the Bank) and the Board of Governors of the Federal Reserve System.

A prospectus or proxy statement/prospectus, as applicable, and other proxy materials containing detailed information relating to the Plan of Conversion, details of the offering, and business and financial information about the Company will be sent to stockholders of the Company and members of the MHC (depositors and certain borrowers of the Bank) following regulatory approval.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a growing full-service community bank. Charter Financial Corporation is in the mutual holding company structure. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation.  Investors may obtain additional information about the Company and the Bank on the internet at www.charterbk.com under About Us.

 This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This press release contains certain forward-looking statements about the conversion and reorganization.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Plan of Conversion and Reorganization, difficulties in selling the shares of stock, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect our business.